[Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [______________]. The confidential portions have been separately filed with the commission.]


                            STOCK PURCHASE AGREEMENT

Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, CT 06511

Ladies & Gentlemen:

      The undersigned, United States Surgical Corporation, a Delaware corporation (the "Investor"), hereby confirms its agreement with you as follows:

      1. This Stock Purchase Agreement (the "Agreement") is made as of September 29, 1997 between Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investor.

      2. The Company has authorized the sale and issuance of that number of shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), obtained by dividing 3,000,000 by a purchase price per share (the "Price Per Share") equal to 125% of the closing price of the Common Stock on the Nasdaq National Market reported for the trading day immediately preceding the Closing Date (as defined below), for an aggregate purchase price (the "Purchase Price") of Three Million Dollars ($3,000,000). The shares of Common Stock being sold under this Agreement are referred to as the "Shares."

      3. The Company and the Investor agree that the Investor will purchase and the Company will sell, for the Price Per Share, or an aggregate Purchase Price of $3,000,000.00, the Shares, and upon such purchase and sale, the Company will issue the Shares, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein (any reference to the "Agreement" in Annex I shall mean this signature page and Annex I hereto, collectively). Unless otherwise requested by the Investor, certificates representing the Shares will be registered in the Investor's name and address as set forth below.

      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space below for that purpose.

                              INVESTOR:

                              UNITED STATES SURGICAL CORPORATION

                              By: /s/ Richard A. Douville
                                 ----------------------------------------------
                              Title: Senior Vice President and Chief
                                       Financial Officer

                              Address: 150 Glover Avenue
                                       Norwalk, Connecticut 06856

                              Tax ID No.:      132518270
                                          -----------------------------
                              Contact name: Richard A. Douville, Senior
                              Vice President and Chief Financial Officer

                              Telephone: (203) 845-4446

Name in which the Shares should be registered (if different):

                              --------------------------------------



AGREED AND ACCEPTED:

ALEXION PHARMACEUTICALS, INC.

    /s/ DAVID W. KEISER
------------------------------------
By: David W. Keiser,
    Executive Vice Presidnet and Chief Operating Offier

                                     ANNEX I

                 TERMS AND CONDITIONS FOR PURCHASE OF SHARES

      1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Shares for the Price Per Share and for the aggregate Purchase Price.

      2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Shares at the Price Per Share and the Purchase Price.

      3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur on September 29, 1997 (the "Closing Date"). At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the Shares, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor.

      The Company's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares; (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing, and
(c) the Investor's execution and delivery to the Company of that certain Amendment to Joint Development Agreement between the Company and the Investor dated as of the Closing Date (the "Amendment to Joint Development Agreement") substantially in the form of Exhibit A hereto.

      The Investor's obligation to close the transaction shall be subject to:
(a) the receipt of the Shares; (b) receipt of a certificate of the Company's Chief Financial Officer or any Vice President as to the determination of the Price Per Share and the Purchase Price; (c) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing; and (d) the Company's execution and delivery to the Investor of the Amendment to Joint Development Agreement.

      4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor as follows:

      4.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own, operate and occupy its properties and conduct its business as presently conducted and as described in its Annual Report on Form 10-K for the year ended July 31, 1996 (the "10-K")and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997, as amended by Form 10-Q/A, filed March 17, 1997, and Form 10-Q/A2, filed June 19, 1997, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997, the Company's Current Report on Form 8-K, dated February 28, 1997, the Company's Current Report on Form 8-K, dated June 17, 1997, the Company's Current Report on Form 8-K dated July 9, 1997, the Company's Current Report on Form 8-K dated September 10, 1997, the Company's Registration Statement on Form 8-A dated February 21, 1997 and its Registration Statements on Form S-3 dated July 7, 1997 and July 18, 1997, respectively, the foregoing filings constitute all documents filed by the Company since the date of the 10-K with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act")(all such documents are hereinafter referred to as the "1934 Act Filings"), and the Company is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company. The Company has no subsidiaries.

      4.2. Due Authorization. The Company has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement and the Amendment to Joint Development Agreement and each of this Agreement and the Amendment to Joint Development Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.3. Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all required corporate action on the part of the Company, and the Shares, when issued, sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and, based upon the representations and warranties of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Shares issued hereunder will be free and clear from any liens or encumbrances other than those created by, or imposed upon, the holders thereof through no action of the Company; provided, that such Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The issuance of the Shares will not cause any anti-dilution or preemptive rights provisions contained in any material agreement of the Company to become operative.

      4.4. Non-Contravention. The execution and delivery of this Agreement and the Amendment to Joint Development Agreement, the issuance and sale of the Shares to be sold by the Company hereunder, the performance of the terms of this Agreement and the Amendment to Joint Development Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the charter, by-laws or other organizational documents of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, or conflict with, or result in a violation of, any law, administrative regulation, ordinance, order, judgment or decree of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the valid issuance and sale of the Shares, other than such as have been made or obtained before the date of this Agreement, and other than a Form D which will be filed under the Securities Act of 1933, as amended (the "Securities Act"), after the Closing Date.

      4.5. Capitalization. The capitalization of the Company as of July 31, 1996 is as set forth in the 10-K. The Company has not issued any capital stock since that date other than as contemplated by or described in the 1934 Act Filings, including the issuance in June 1997 of 1,450,000 shares of Common Stock in a private placement transaction and the issuance on September 15, 1997 of 400,000 shares of Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock"). At September 15, 1997 the Company had outstanding 9,805,625 shares of Common Stock (assuming conversion of all shares of Series B Convertible Stock), holds in treasury 11,875 shares of Common Stock and has outstanding options and warrants to purchase 1,467,109 and 926,669 shares of Common Stock, respectively. All outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as set forth above, or as described in the 1934 Act Filings, as of September 15, 1997, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

      4.6. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject that is not disclosed in the 1934 Act Filings, and to the Company's knowledge no basis exists for any
(i) legal proceeding by or against the Company or (ii) governmental proceeding or investigation of the Company.

      4.7. No Violations. The Company is not (a) in violation of its certificate of incorporation or bylaws, or of any law, administrative regulation, ordinance, order, judgment or decree of any court or governmental agency, arbitration panel or authority applicable to the Company, or (b) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, and there exists no condition which, with the passage of time or otherwise, would constitute a default under any such agreement, document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, except for any such violation, default, penalty or acceleration which, individually or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company.

      4.8. Required Permits, Etc. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as proposed to be conducted. The Company is not in default in any material respect under any such franchise, permit, license or other similar authority.

      4.9. Intellectual Property. The Company will take reasonable security measures in the future, as it presently is doing, to protect the secrecy, confidentiality, and value of all of its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business. Except as described in the 1934 Act Filings, the

Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets and know-how described or referred to in the 1934 Act Filings as owned or used by it necessary for the conduct of its business as now conducted. Except as described in the 1934 Act Filings, the Company has not received any notice of, and has no knowledge of or reason to believe that, any infringement of or conflict with any right of others with respect to any patent, patent right, trademark, copyright, invention, trade secret or know-how that, individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. Except as described in the 1934 Act Filings, the Company has not entered into or become party to any material development, work for hire, license or other agreement [_____________________] pursuant to which the Company has secured the right or obligation to use, or granted others the right or obligation to use, any material trademarks, servicemarks, trade names, copyrights, patents or any other material intellectual property right in [_______________________]

      4.10. Financial Statements. The financial statements of the Company and the related notes contained in the 1934 Act Filings present fairly, subject to customary year-end adjustments in the case of the quarterly statements, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified and the assets and liabilities of the Company have not changed significantly since the date of the most recent 1934 Act Filing, except for changes in the ordinary course of business or resulting from the Company's private placement of Common Stock during June 1997 and from the Company's private placement of Series B Preferred Stock in September 1997. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the 1934 Act Filings. The other financial information contained in the 1934 Act Filings has been prepared on a basis consistent with the financial statements of the Company.

      4.11. No Material Adverse Change. Subsequent to the respective dates as of which information is given in the 1934 Act Filings, and except as contemplated or described in the 1934 Act

Filings, the Company has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its condition (financial or other), results of operations, business, prospects, key personnel or capitalization, it being understood that the Company has continued to use working capital to fund operations without significant contributions from revenues.

      4.12. Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act since the Company's initial public offering. The 1934 Act Filings complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      4.13. Title to Property and Assets. Except as described in the 1934 Act Filings, the Company has good and valid title to its property and assets, free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances. All of the Company's tangible properties and assets are, in all material respects, in good operating and usable condition, subject to normal wear and tear.

      4.14. Environmental Matters. The Company is in compliance in all respects with all applicable local, state and federal safety and environmental laws, rules, orders and regulations ("Environmental Laws") under the jurisdiction of the USDA, BATF, USNRC and CTDEP and any other federal or state agency with applicable programs relating to biosafety, chemical hygiene, radiation safety, blood borne pathogens, hazard communication, hazardous waste management and chemical, medical and radiation waste disposal, except where the failure to comply with the Environmental Laws will not have a material adverse effect upon the business or financial condition of the Company.

      4.15. Reliance. The Company acknowledges that the Investor has reviewed and relied upon the 1934 Act Filings in making its decision to purchase the Shares.

      5. Representations, Warranties and Covenants of the Investor.

      a) The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies; (ii) the Investor has been given the opportunity to ask questions of, and receive answers from, a qualified representative of the Company concerning the terms and conditions of this offering, the business and financial condition of the Company and other matters pertaining to this investment, and has been given the opportunity to obtain such other information necessary to evaluate the merits and risks of an investment in the Shares as the Investor deems necessary, and the Investor has received, reviewed and considered the "RISK FACTORS" attached as Exhibit B hereto; (iii) the Investor is not relying on the Company with respect to any economic considerations involved in the investment in the Shares, and no representations or warranties, other than as set forth in Section 4 herein, have been made to the Investor by the Company or any officer, employee, agent or affiliate of the Company; (iv) the Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; and (v) the Investor will not, directly or indirectly, sell, offer to sell, loan, grant any right to, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of)(collectively, a "disposition") any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

      b) The Investor understands that the Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, the Investor represents that it is familiar with SEC Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor is prepared to hold the Shares for an indefinite period of time.

      c) Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act. The Investor shall comply with the requirements of Section 7 in connection with any proposed disposition. In addition, the Investor shall not engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a disposition of the Shares by the Investor or any other person or entity. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company, but such security shall not include the capital stock or debt of the Investor, its parent companies or their respective subsidiaries.

      d) The certificates evidencing the Shares will bear the following legends:

            (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT."

            (ii) Any legend required by the laws of the State of Delaware or Connecticut.

            The legend referred to in clause (a) above shall be removed by the Company from any certificate at such time as the holder of the Shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such Shares satisfies the requirements of Rule 144(k) under the Securities Act; provided, that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement; and provided further, that the Company has received from the holder a written representation that such holder is not an affiliate of the Company and has not been an affiliate during the preceding three (3) months, such holder has beneficially owned the Shares represented by the certificate for a period of at least two (2) years, and such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such Shares.

      e) The Investor further represents and warrants to the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and the Amendment to Joint Development Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Amendment to Joint Development Agreement, and (ii) upon the execution and delivery of this Agreement and the Amendment to Joint Development Agreement, each of this Agreement and the Amendment to Joint Development Agreement shall constitute a valid and binding obligation of the Investor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      f) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection of Shares.

      6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares and the payment therefor.

      7. Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction, and agrees to indemnify and hold harmless the other from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which it or any of its officers, employees or representatives is responsible.

      8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

      a)    if to the Company, to:

            Alexion Pharmaceuticals, Inc.
            25 Science Park, Suite 360
            New Haven, Connecticut
            Attn: David W. Keiser
            Phone:   203-776-1790
            Telecopy: 203-776-2089

      b)    with a copy mailed to:

            Golenbock, Eiseman, Assor & Bell
            437 Madison Avenue
            New York, NY 10022-7302
            Attn: Lawrence M. Bell, Esq.
            Phone: 212-907-7300
            Telecopy: 212-754-0330

      c) if to the Investor, at its address on the signature page hereto, to the attention of Thomas R. Bremer, Senior Vice President and General Counsel, or at such other address or addresses as may have been furnished to the Company in writing.

      9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

      10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America.

      13. Choice of Forum; Venue; Service of Process. Any claim, suit, action, or proceeding among any or all of the parties hereto relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the District of Connecticut, or, if such Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in the State of Connecticut. The parties hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties further agree that venue shall be exclusively in Connecticut. The parties irrevocably waive any objection to such personal jurisdiction or venue including, Connecticut but not limited to, the objection that any suit, action, or proceeding brought in the State of Connecticut has been brought in an inconvenient forum. The parties irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Section 8 hereof; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of the State of Connecticut.

      14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.